UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2012

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

                        On July 24, 2012, Tennant Company (the “Company”) entered into Amendment No. 2 to its Private Shelf Agreement (the “Amendment”), which amends the Private Shelf Agreement, dated as of July 29, 2009, by and among the Company, Prudential Investment Management, Inc. and Prudential affiliates from time to time party thereto, as amended by Amendment No. 1 dated May 5, 2011 (the “Shelf Agreement”).

                        The principal change effected by the Amendment is an extension of the Issuance Period for Shelf Notes under the Shelf Agreement. The Issuance Period now expires on July 24, 2015.

                        The foregoing summary of the Amendment is qualified in its entirety by reference to Amendment No. 2 to the Shelf Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02.                                Results of Operations and Financial Condition.

On July 26, 2012, the Company issued the news release attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.

(d)           Exhibits.  The following exhibits are furnished herewith:

           10.1        Amendment No. 2 to Private Shelf Agreement dated as of July 24, 2012.

          99           News Release dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: July 26, 2012	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary